--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                ---------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 9, 2000

                               TMP WORLDWIDE INC.
               (Exact name of issuer as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                   0-21571                                      13-3906555
          (Commission File Number)                   (IRS Employer Identification No.)

                                 1633 BROADWAY
                               NEW YORK, NY 10019
                    (Address of Principal Executive Offices)

                         ------------------------------

                                 (212) 977-4200
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OF ASSETS

    On May 9, 2000, pursuant to the terms of the Agreement and Plan of Merger, by and among TMP Worldwide Inc. ("TMP"), TMP VR Acquisition Inc., an Oregon corporation and wholly owned subsidiary of TMP ("VR Sub") and Virtual Relocation.com, Inc., an Oregon corporation ("VR"), TMP completed the merger with VR. Pursuant to the merger, VR Sub merged into VR and VR was the surviving company. TMP exchanged for all of the issued and outstanding capital stock of VR 947,916 shares of TMP common stock, $.001 par value per share. VR provides on-line relocation services. The business combination is being accounted for as a pooling of interests.

    On May 31, 2000, pursuant to the terms of the Agreement and Plan of Merger, by and among TMP, TMP Simpatix Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TMP ("Sub") and the Stockholders listed on Schedule A thereto (the "Sellers"), TMP merged with Simpatix Inc. ("Simpatix"). Pursuant to the merger, Sub was merged into Simpatix and Simpatix was the surviving company. The Sellers were issued as consideration for their shares of Simpatix and in connection with stay bonuses issued to certain employees of Simpatix, 152,500 shares and 12,333 shares, respectively, for an aggregate of 164,833 shares of TMP common stock, $.001 par value per share. Simpatix is an on-line application service provider which provides employee recruitment services. The business combination is being accounted for as a pooling of interests.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Virtual Relocation.com, Inc. and Simpatix Inc. the acquired businesses.
    See Page F-1.

(b) Pro Forma Financial Statements.

    See Page F-43.

(c) Exhibits



 2.1 Agreement and Plan of Merger, dated as of April 26, 2000, among TMP Worldwide Inc., TMP VR Acquisition Inc. and
                        Virtual Relocation.com, Inc.*

 2.2 Agreement and Plan of Merger, dated as of May 18, 2000, among TMP Worldwide Inc., TMP Simpatix Acquisition Corp., and the Stockholders listed on Schedule A thereto.*

23.1                    Consent of KPMG LLP.

23.2                    Consent of Marcum & Kliegman LLP.

------------------------

* Filed as an Exhibit to the Company's Current Report on Form 8-K, dated May 9, 2000.

                         INDEX TO FINANCIAL STATEMENTS

VIRTUAL RELOCATION.COM, INC.
                                                              PAGE NO.
                                                                ----
Balance sheets as of March 31, 2000 and December 31, 1999
  (unaudited)...............................................     F-2
Statements of operations for the three months ended
  March 31, 2000 and 1999 (unaudited).......................     F-3
Statements of shareholders' equity for the three months
  ended March 31, 2000 (unaudited)..........................     F-4
Statements of cash flows for the three months ended
  March 31, 2000 and 1999 (unaudited).......................     F-5
Notes to financial statements (unaudited)...................     F-6
Independent auditors' report................................     F-7
Balance sheets as of December 31, 1999 and 1998.............     F-8
Statements of operations for the years ended December 31,
  1999 and 1998 and the period from October 1, 1997
  (inception) through December 31, 1997.....................     F-9
Statement of shareholders' equity for the years ended
  December 31, 1999 and 1998 and the period from October 1,
  1997 (inception) through December 31, 1997................    F-10
Statements of cash flows for the years ended December 31,
  1999 and 1998 and the period from October 1, 1997
  (inception) through December 31, 1997.....................    F-11
Notes to financial statements...............................    F-12

SIMPATIX INC.

Balance sheets as of March 31, 2000 and December 31, 1999
  (unaudited)...............................................    F-24
Statements of operations for the three months ended
  March 31, 2000 and 1999 (unaudited).......................    F-25
Statement of changes in stockholders' deficiency for the
  three months ended
  March 31, 2000 (unaudited)................................    F-26
Statements of cash flows for the three months ended
  March 31, 2000 and 1999 (unaudited).......................    F-27
Notes to financial statements (unaudited)...................    F-28
Independent auditors' report................................    F-33
Balance sheets as of December 31, 1999, 1998 and 1997.......    F-34
Statements of operations for the years ended December 31,
  1999 and 1998 and for the period from March 26, 1997
  (inception) through December 31, 1997.....................    F-35
Statement of changes in stockholders' deficiency for the
  years ended December 31, 1999 and 1998 and the period from
  March 26, 1997 (inception) through December 31, 1997......    F-36
Statements of cash flows for the years ended December 31,
  1999 and 1998 and for the period from March 26, 1997
  (inception) through December 31, 1997.....................    F-37
Notes to financial statements...............................    F-38

TMP WORLDWIDE INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Financial Information......    F-43
Pro forma condensed consolidated balance sheet as of
  March 31, 2000 (unaudited)................................    F-44
Pro forma condensed consolidated statement of operations for
  the three months ended March 31, 2000 (unaudited).........    F-45
Pro forma condensed consolidated statement of operations for the year ended
  December 31, 1999 (unaudited).............................    F-46
Pro forma condensed consolidated statement of operations for the year ended
  December 31, 1998 (unaudited).............................    F-47
Pro forma condensed consolidated statement of operations for the year ended
  December 31, 1997 (unaudited).............................    F-48

                          VIRTUAL RELOCATION.COM, INC.

                                 BALANCE SHEETS

                                                               MARCH 31,    DECEMBER 31,
                                                                 2000           1999
                                                              -----------   ------------
                                                              (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 3,299,460   $ 4,410,031
  Securities held to maturity...............................      500,000     1,028,144
  Accounts receivable, net of allowance for doubtful
    accounts of $326,756 and $40,797, respectively..........      208,741       293,756
  Other current assets......................................       24,487        28,560
                                                              -----------   -----------
      Total current assets..................................    4,032,688     5,760,491
                                                              -----------   -----------
Property and equipment, at cost:
  Computer and other equipment..............................      559,857       225,683
  Furniture and fixtures....................................       99,758        84,348
                                                              -----------   -----------
                                                                  659,615       310,031
  Less accumulated depreciation.............................     (116,386)      (81,099)
                                                              -----------   -----------
                                                                  543,229       228,932
                                                              -----------   -----------
Intangible assets, net......................................      100,833       107,709
Other assets................................................       37,904        22,221
                                                              -----------   -----------
      Total assets..........................................  $ 4,714,654   $ 6,119,353
                                                              ===========   ===========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   357,499   $   265,489
  Accrued payroll...........................................      480,385       107,241
  Other accrued liabilities.................................      469,841       250,986
  Deferred revenue..........................................      857,702       562,183
                                                              -----------   -----------
      Total current liabilities.............................    2,165,427     1,185,899
                                                              -----------   -----------
Commitments

Shareholders' equity:
  Preferred stock, no par value, 10,000,000 shares
    authorized; Series A 190,580 issued and outstanding at
    March 31, 2000 and December 31, 1999, respectively.
    Liquidation preference $12,000,000......................    5,939,034     5,939,034
  Common stock, no par value, 50,000,000 shares authorized;
    5,059,102 and 5,038,002 shares issued and outstanding at
    March 31, 2000 and December 1999, respectively..........    2,229,924     2,212,174
  Warrants..................................................      219,000       219,000
  Accumulated deficit.......................................   (5,838,731)   (3,436,754)
                                                              -----------   -----------
      Total shareholders' equity............................    2,549,227     4,933,454
                                                              -----------   -----------
      Total liabilities and shareholders' equity............  $ 4,714,654   $ 6,119,353
                                                              ===========   ===========

                          VIRTUAL RELOCATION.COM, INC.

                            STATEMENTS OF OPERATIONS

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                 2000         1999
                                                              -----------   ---------
                                                                    (UNAUDITED)
Revenues:
  Advertising...............................................  $   667,823   $ 142,557
  Other.....................................................           --      12,500
                                                              -----------   ---------
                                                                  667,823     155,057
                                                              -----------   ---------
Expenses:
  Website development and operations........................      573,718     115,229
  Sales and marketing.......................................    1,737,665     264,956
  General and administration................................      776,967     133,457
                                                              -----------   ---------
                                                                3,088,350     513,642
                                                              -----------   ---------
      Operating loss........................................   (2,420,527)   (358,585)
                                                              -----------   ---------
Other income (expense):
  Investment income.........................................       18,550          --
  Interest expense..........................................           --          --
                                                              -----------   ---------
      Total other income (expense)..........................       18,550          --
                                                              -----------   ---------
      Net loss before provision for taxes...................   (2,401,977)   (358,585)
Provision for income taxes..................................           --          --
                                                              -----------   ---------
      Net loss..............................................  $(2,401,977)  $(358,585)
                                                              ===========   =========

                          VIRTUAL RELOCATION.COM, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY
                       THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                                              PREFERRED STOCK           COMMON STOCK
                                           ---------------------   -----------------------              ACCUMULATED
                                            SHARES      AMOUNT       SHARES       AMOUNT     WARRANTS     DEFICIT        TOTAL
                                           --------   ----------   ----------   ----------   --------   -----------   -----------
BALANCES, DECEMBER 31, 1999..............   190,580   $5,939,034    5,038,002   $2,212,174   $219,000   $(3,436,754)  $ 4,933,454
Stock option exercised per plan..........        --           --       17,500        8,750         --            --         8,750
Common stock issued for services.........        --           --        3,600        9,000         --            --         9,000
Net loss--Three month-period ended March
  31, 2000...............................        --           --           --           --         --    (2,401,977)   (2,401,977)
                                           --------   ----------   ----------   ----------   --------   -----------   -----------
BALANCES, MARCH 31, 2000.................   190,580   $5,939,034    5,059,102   $2,229,924   $219,000   $(5,838,731)  $ 2,549,227
                                           ========   ==========   ==========   ==========   ========   ===========   ===========

                          VIRTUAL RELOCATION.COM, INC.

                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                              THREE MONTH-PERIOD ENDED
                                                              ------------------------
                                                                 2000          1999
                                                              -----------   ----------
Cash flows from operating activities:
  Net loss..................................................  $(2,401,977)  $ (358,585)
  Adjustment for non-cash expenditures:
    Depreciation and amortization...........................       42,163       12,500
    Common stock issued for services........................        9,000           --
    Common stock issued for content license.................           --       60,000
  Net changes in working capital:
    (Increase) decrease in accounts receivable..............       85,015     (208,593)
    (Increase) decrease in other current assets.............        4,073      (60,770)
    (Increase) decrease accounts payable....................       92,010      (36,928)
    Increase in accrued payroll.............................      373,144      101,731
    Increase (decrease) in other accrued liabilities........      218,855       (1,920)
    Increase in deferred revenue............................      295,519      195,074
                                                              -----------   ----------
      Net cash used in operating activities.................   (1,282,198)    (297,491)
                                                              -----------   ----------
Cash flows from investing activities:
  Sale of securities........................................      528,144
  Investments in property and equipment.....................     (349,584)     (44,211)
  Increase in other assets..................................      (15,683)          --
                                                              -----------   ----------
      Net cash used in investing activities.................      162,877      (44,211)
Cash flows from financing activities:
  Issuance of common stock..................................        8,750    1,380,003
                                                              -----------   ----------
      Net cash provided by financing activities.............        8,750    1,380,003
                                                              -----------   ----------
      Net increase in cash and cash equivalents.............     (610,571)   1,038,301
Cash and cash equivalents, beginning of period..............    4,410,031      137,850
                                                              -----------   ----------
Cash and cash equivalents, end of period....................  $ 3,299,460   $1,176,151
                                                              ===========   ==========

                          VIRTUAL RELOCATION.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                            MARCH 31, 2000 AND 1999
                                  (UNAUDITED)

(1) THE COMPANY

    Virtual Relocation.com, Inc., an Oregon corporation, was formed in June 1998 for the purpose of acquiring all of the assets of Taow Internet Services, LLC, an Oregon limited liability company, engaged in the business of developing and operating an Internet website. Taow Internet Services, LLC and Virtual Relocation.com, Inc., are entities under common control and as such the financial statements reflect these entities as if a pooling-of-interest had occurred. Taow Internet Services, LLC, commenced operations on October 1, 1997 with the acquisition of rights to the website from the site's developer in a transaction accounted for in accordance with the purchase method. Virtual Relocation.com, Inc. and Taow Internet Services, LLC, are referred to collectively as "the Company" unless the context requires otherwise.

    The Company's website, www.virtualrelocation.com, is designed and operated to provide individuals and businesses with a wide range of relocation information with which to plan and execute personal moves. Access to the website is free to the general user. The website offers two basic types of relocation information--content and directories--and provides this information by hyper-linking its site to other websites. Content information is focused on community specific data such as population statistics, tax rates, unemployment, housing data, school spending and comparative cost of living calculators. Directory information focuses on providers of specific relocation related services and is structured in 12 classifications with 125 sub-classifications, organized geographically. From October 1997 through June 1998, the Company was engaged principally in the development of the website, which consisted of building the site structure and establishing links to other websites. Since July 1998, the Company has continued to develop the website and has also focused on increasing user traffic and expanding sales of paid advertising. On a long-term basis, the Company intends to support the business through advertiser revenues, fees for custom applications of its website, and electronic commerce revenues derived from certain proprietary and non-proprietary relocation related products to be developed.

(2) BASIS OF PRESENTATION

    The interim financial statements included herein have been prepared by the Company, without audit, in accordance with generally accepted accounting principles. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission for interim financial statements.

    These statements reflect all adjustments, consisting of normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these financial statements be read in conjunction with the financial statements and notes for the years ended December 31, 1999 and 1998, included herein. The Company follows the same accounting policies in preparation of interim reports.

(3) SUBSEQUENT EVENTS

    On May 9, 2000, the Company merged with a subsidiary of TMP Worldwide, the world's largest provider of employment, recruitment, and job search services and the world's largest yellow pages advertiser, in a transaction accounted for as a pooling-of-interests. Under terms of the merger, all of the outstanding common stock, Series A preferred stock and Series A preferred stock warrants were exchanged for 947,916 shares of TMP's common stock. The merger conversion ratios were .136235 shares of TMP's common stock for each share of the Company's common stock and 1.36235 shares of TMP's common stock for each Series A preferred stock or Series A preferred stock warrant. In addition, all of the outstanding common stock options of the Company were exchanged for options to purchase 94,885 shares of TMP's common stock, subject to vesting and performance measures as defined in the agreements.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Virtual Relocation.com, Inc.:

    We have audited the accompanying balance sheets of Virtual
Relocation.com, Inc. (the Company) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1999 and for the period from October 1, 1997 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtual
Relocation.com, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1999 and for the period from October 1, 1997 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Portland, Oregon
March 6, 2000

                          VIRTUAL RELOCATION.COM, INC.

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         1998
                                                              -----------   ---------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 4,410,031   $ 137,850
  Securities held to maturity...............................    1,028,144          --
  Accounts receivable, net of allowance doubtful accounts of
    $40,797 and $21,509, respectively.......................      293,756      12,791
  Other current assets......................................       28,560      12,675
                                                              -----------   ---------
      Total current assets..................................    5,760,491     163,316
                                                              -----------   ---------
Property and equipment, at cost:
  Computer and other equipment..............................      225,683      38,365
  Furniture and fixtures....................................       84,348       9,432
                                                              -----------   ---------
                                                                  310,031      47,797
  Less accumulated depreciation.............................      (81,099)    (13,787)
                                                              -----------   ---------
                                                                  228,932      34,010
                                                              -----------   ---------
Intangible assets, net......................................      107,709      37,500
Other assets................................................       22,221      10,627
                                                              -----------   ---------
      Total assets..........................................  $ 6,119,353   $ 245,453
                                                              ===========   =========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   265,489   $  36,928
  Accrued payroll...........................................      107,241      25,419
  Other accrued liabilities.................................      250,986      33,750
  Deferred revenue..........................................      562,183      86,368
                                                              -----------   ---------
      Total current liabilities.............................    1,185,899     182,465
                                                              -----------   ---------
Commitments (notes 2, 6 and 8)..............................

Shareholders' equity:
  Preferred stock, no par value, 10,000,000 shares
    authorized; Series A 190,580 and no shares issued and
    outstanding at December 31, 1999 and 1998, respectively.
    Liquidation preference $12,000,000......................    5,939,034          --
  Common stock, no par value, 50,000,000 shares authorized;
    5,038,002 and 4,000,000 shares issued and outstanding at
    December 31, 1999 and 1998, respectively................    2,212,174     577,171
  Warrants..................................................      219,000          --
  Accumulated deficit.......................................   (3,436,754)   (514,183)
                                                              -----------   ---------
      Total shareholders' equity............................    4,933,454      62,988
                                                              -----------   ---------
      Total liabilities and shareholders' equity............  $ 6,119,353   $ 245,453
                                                              ===========   =========

                See accompanying notes to financial statements.

                          VIRTUAL RELOCATION.COM, INC.

                            STATEMENTS OF OPERATIONS

                                                                                        OCTOBER 1,
                                                                                           1997
                                                                                       (INCEPTION)
                                                           YEARS ENDED DECEMBER 31,      THROUGH
                                                           -------------------------   DECEMBER 31,
                                                               1999          1998          1997
                                                           ------------   ----------   ------------
Revenues:
  Advertising............................................  $ 1,012,967    $ 159,404     $   12,879
  Other..................................................      340,267        9,646          2,160
                                                           -----------    ---------     ----------
                                                             1,353,234      169,050         15,039
                                                           -----------    ---------     ----------
Expenses:
  Website development and operations.....................      804,007      178,123         21,254
  Sales and marketing....................................    2,449,444      316,674         13,472
  General and administration.............................      864,638      157,443         14,561
                                                           -----------    ---------     ----------
                                                             4,118,089      652,240         49,287
                                                           -----------    ---------     ----------
      Operating loss.....................................   (2,764,855)    (483,190)       (34,248)
                                                           -----------    ---------     ----------
Other income (expense):
  Investment income......................................       64,434        3,255             --
  Interest expense.......................................     (222,150)          --             --
                                                           -----------    ---------     ----------
      Total other income (expense).......................     (157,716)       3,255             --
                                                           -----------    ---------     ----------
      Net loss before provision for taxes................   (2,922,571)    (479,935)       (34,248)
Provision for income taxes...............................           --           --             --
                                                           -----------    ---------     ----------
      Net loss...........................................  $(2,922,571)   $(479,935)    $  (34,248)
                                                           ===========    =========     ==========
Basic and diluted net loss per share.....................  $     (0.59)   $   (0.14)    $    (0.01)
                                                           ===========    =========     ==========
Shares used in computing basic and diluted net loss per
  share..................................................    4,932,854    3,362,192      3,000,000
                                                           ===========    =========     ==========

                See accompanying notes to financial statements.

                          VIRTUAL RELOCATION.COM, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

             YEARS ENDED DECEMBER 31, 1999 AND 1998 AND THE PERIOD FROM OCTOBER 1, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997

                                             PREFERRED STOCK           COMMON STOCK
                                          ---------------------   ----------------------               ACCUMULATED
                                           SHARES      AMOUNT      SHARES       AMOUNT     WARRANTS      DEFICIT         TOTAL
                                          --------   ----------   ---------   ----------   ---------   ------------   -----------
Balances at inception, October 1,
  1997..................................       --    $       --          --   $       --   $     --    $        --    $        --
Issuance of shares in exchange for
  assets in October 1997................       --            --   3,000,000       50,000         --             --         50,000
Additional contributions to equity......       --            --          --       14,671         --             --         14,671
Net loss--1997..........................       --            --          --           --         --        (34,248)       (34,248)
                                          -------    ----------   ---------   ----------   --------    -----------    -----------
Balances, December 31, 1997.............       --            --   3,000,000       64,671         --        (34,248)        30,423
Additional contributions to equity......       --            --          --       12,500         --             --         12,500
Private placements of common stock......       --            --   1,000,000      500,000         --             --        500,000
Net loss--1998..........................       --            --          --           --         --       (479,935)      (479,935)
                                          -------    ----------   ---------   ----------   --------    -----------    -----------
Balances, December 31, 1998.............       --            --   4,000,000      577,171         --       (514,183)        62,988
Common stock issued for content
  license...............................       --            --      40,000       60,000         --             --         60,000
Private placements of common stock......       --            --     920,002    1,380,003         --             --      1,380,003
Stock option exercised per plan.........       --            --      43,000      107,500         --             --        107,500
Common stock issued for assets..........       --            --      35,000       87,500         --             --         87,500
Warrants issued for financing...........       --            --          --           --    219,000             --        219,000
Issuance of Series A preferred stock,
  net of expenses.......................  190,580     5,939,034          --           --         --             --      5,939,034
Net loss--1999..........................       --            --          --           --         --     (2,922,571)    (2,922,571)
                                          -------    ----------   ---------   ----------   --------    -----------    -----------
Balances, December 31, 1999.............  190,580    $5,939,034   5,038,002   $2,212,174   $219,000    $(3,436,754)   $ 4,933,454
                                          =======    ==========   =========   ==========   ========    ===========    ===========

                See accompanying notes to financial statements.

                          VIRTUAL RELOCATION.COM, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                        OCTOBER 1,
                                                                                           1997
                                                                                       (INCEPTION)
                                                           YEARS ENDED DECEMBER 31,      THROUGH
                                                           -------------------------   DECEMBER 31,
                                                               1999          1998          1997
                                                           ------------   ----------   ------------
Cash flows from operating activities:
  Net loss...............................................  $(2,922,571)   $(479,935)     $(34,248)
  Adjustment for non-cash expenditures:
    Depreciation and amortization........................       84,603       22,398         3,889
    Licensing fee........................................       60,000           --            --
    Warrant interest expense.............................      219,000           --            --
  Net changes in working capital:
    Increase in accounts receivable......................     (280,965)      (7,506)       (5,285)
    Increase in other current assets.....................      (15,885)     (11,575)       (1,100)
    Increase in accounts payable.........................      228,561       33,765         3,163
    Increase in accrued payroll..........................       81,822       21,005         4,414
    Increase in other accrued liabilities................      217,236       25,000         8,750
    Increase in deferred revenue.........................      475,815       69,511        16,857
                                                           -----------    ---------      --------
      Net cash used in operating activities..............   (1,852,384)    (327,337)       (3,560)
                                                           -----------    ---------      --------
Cash flows from investing activities:
  Purchases of securities................................   (1,028,144)          --            --
  Investments in property and equipment..................     (262,234)     (36,686)      (11,111)
  Increase in other assets...............................      (11,594)     (10,627)           --
                                                           -----------    ---------      --------
      Net cash used in investing activities..............   (1,301,972)     (47,313)      (11,111)
                                                           -----------    ---------      --------
Cash flows from financing activities:
  Issuance of preferred stock............................    5,939,034           --            --
  Issuance of common stock...............................    1,487,503      500,000            --
  Other capital contributions............................           --       12,500        14,671
                                                           -----------    ---------      --------
      Net cash provided by financing activities..........    7,426,537      512,500        14,671
                                                           -----------    ---------      --------
      Net increase in cash and cash equivalents..........    4,272,181      137,850            --
Cash and cash equivalents, beginning of period...........      137,850           --            --
                                                           -----------    ---------      --------
Cash and cash equivalents, end of period.................  $ 4,410,031    $ 137,850      $     --
                                                           ===========    =========      ========
Supplemental non-cash disclosure:
  Common stock issued in exchange for assets.............  $    87,500    $      --      $ 50,000
                                                           ===========    =========      ========

                See accompanying notes to financial statements.

                          VIRTUAL RELOCATION.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

(1) THE COMPANY

    Virtual Relocation.com, Inc., an Oregon corporation, was formed in June 1998 for the purpose of acquiring all of the assets of Taow Internet Services, LLC, an Oregon limited liability company, engaged in the business of developing and operating an Internet website. Taow Internet Services, LLC and Virtual Relocation.com, Inc., are entities under common control and as such the financial statements reflect these entities as if a pooling-of-interest had occurred. Taow Internet Services, LLC, commenced operations on October 1, 1997 with the acquisition of rights to the website from the site's developer in a transaction accounted for in accordance with the purchase method. Virtual Relocation.com, Inc. and Taow Internet Services, LLC, are referred to collectively as "the Company" unless the context requires otherwise.

    The Company's website, www.virtualrelocation.com, is designed and operated to provide individuals and businesses with a wide range of relocation information with which to plan and execute personal moves. Access to the website is free to the general user. The website offers two basic types of relocation information--content and directories--and provides this information by hyper-linking its site to other websites. Content information is focused on community specific data such as population statistics, tax rates, unemployment, housing data, school spending and comparative cost of living calculators. Directory information focuses on providers of specific relocation related services and is structured in 12 classifications with 125 sub-classifications, organized geographically. From October 1997 through June 1998, the Company was engaged principally in the development of the website, which consisted of building the site structure and establishing links to other websites. Since July 1998, the Company has continued to develop the website and has also focused on increasing user traffic and expanding sales of paid advertising. On a long-term basis, the Company intends to support the business through advertiser revenues, fees for custom applications of its website, and electronic commerce revenues derived from certain proprietary and non-proprietary relocation related products to be developed.

(2) SIGNIFICANT ACCOUNTING POLICIES

    (A) CASH EQUIVALENTS

       The Company considers cash equivalents to consist of short-term, highly liquid investments with an original maturity of less than three months.

    (B) SECURITIES HELD TO MATURITY

       Management determines the appropriate classification of marketable securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Securities held to maturity are carried at amortized cost, which approximates fair value. All securities held by the Company as of December 31, 1999, were debt securities having a maturity of less than one year. At December 31, 1999, contractual maturities of marketable securities ranged from 81 to 105 days.

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

    (B) PROPERTY AND EQUIPMENT

       For financial statement purposes, depreciation expense on property and equipment is computed on the straight-line method using the following estimated useful lives:

Computer equipment.........................................  2 years
Other equipment............................................  5 years
Furniture and fixtures.....................................  5 years

       Maintenance and repairs are charged to expense when incurred. Major repairs and improvements are capitalized and depreciated.

    (C) INTANGIBLE ASSETS

       On October 1, 1997, the Company purchased exclusive, perpetual, and royalty-free rights to all of the assets of the www.virtualrelocation.com website from the site's developer in exchange for a non-interest bearing note payable totaling $50,000 and the equivalent of 600,000 shares of the Company's common stock. The business was valued based on arm's-length negotiation between the Company and the developer. The acquisition is being accounted for in accordance with the purchase method and, accordingly, the $50,000 purchase price has been allocated entirely to goodwill and is being amortized on a straight-line basis over five years. Amortization expense totaled $10,000, $10,000 and $2,500 for the years ended December 31, 1999 and 1998 and the period from October 1, 1997 (inception) through December 31, 1997, respectively. Accumulated amortization totaled $22,500 and $12,500 at December 31, 1999 and 1998, respectively. The principal balance of the note, which was the obligation of certain senior management of the Company, was paid on September 30, 1999.

       On August 1, 1999, the Company purchased all of the assets of Right Choice, Inc., for 35,000 shares of the Company's common stock. The acquisition is being accounted for in accordance with the purchase method, and accordingly, the fair market value of the shares at the time of acquisition totaling $87,500 has been allocated entirely to goodwill, as Right Choice, Inc. did not have any tangible assets, and is being amortized on a straight-line basis over five years. Amortization expense and accumulated amortization totaled $7,291 as of and for the year ended December 31, 1999. In connection with the acquisition, the Company entered into an agreement with one of the principals to provide on-going support and maintenance consulting assistance related to certain of the purchased products. Under the agreement, the consultant receives 10% of the net collected revenues for two specified products and revenue percentages to be negotiated for future products that the consultant develops for the Company. If the Company elects to terminate the agreement without cause, the consultant has the right to receive his share of net collected revenues for 180 days after such termination. For the year ended December 31, 1999, a total of $24,442 was expensed as fees under the agreement.

       Results of operations of Right Choice, Inc. are included in the Company's financial statements from the date of acquisition. The separate results of operations of Right Choice, Inc. were not material compared to the Company's overall results of operations and, as such, pro forma financial information has been omitted.

    (D) OTHER ASSETS

       Other assets consist of deposits on leased facilities.

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

    (E) COVENANT NOT-TO-COMPETE AND AMOUNTS DUE TO RELATED PARTY

       On October 1, 1997, the Company entered into an agreement with the site's developer for a two-year covenant not-to-compete. Under terms of the agreement, a total of $30,000 was due and was paid on September 30, 1999. The obligation was accrued on a straight-line basis over the term of the non-compete. An expense of $11,250, $15,000 and $3,750 has been recorded in the accompanying financial statements for the years ended
       December 31, 1999 and 1998 and the period from October 1, 1997 (inception) through December 31, 1997, respectively.

    (F) ACCOUNTING FOR LONG-LIVED ASSETS

       SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS, requires the Company to review for impairment its long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying value of an asset might not be recoverable. The Company has evaluated its long-lived assets and intangibles based on SFAS 121 and does not believe that any impairment exists. If circumstances indicated a possible impairment might exist, an impairment analysis would be performed based upon undiscounted cash flow projections.

    (G) INCOME TAXES

       Prior to June 15, 1998, the Company was taxed under the partnership provisions of the Internal Revenue Code. Under those provisions, the Company is not liable for any federal or state corporate income taxes. Instead, all pre-incorporation tax liabilities and benefits pass through to the Taow Internet Services, LLC, members. Effective June 15, 1998, Taow Internet Services, LLC, transferred all assets into the new corporation. The Company's income taxes since that date are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (H) REVENUE RECOGNITION

       The Company recognizes revenue when the related advertising, web design or banner set-up services are delivered. Certain advertising is billed and collected in advance, and, accordingly, such revenue is deferred and recognized as revenue in the period in which the advertising is run. The Company also receives commitments for annual purchases of advertising that are billed on a monthly basis. The following summarizes the status of contracts and deferred revenue:

                                                       YEARS ENDED DECEMBER 31,     OCTOBER 1, 1997
                                                       ------------------------   (INCEPTION) THROUGH
                                                          1999          1998       DECEMBER 31, 1997
                                                       -----------   ----------   -------------------
            Contractual commitments for services.....  $2,821,733     $472,280          $38,910
            Less amounts billable after year end.....  (1,233,417)    (240,733)          (7,014)
            Less amounts collected and deferred......    (562,183)     (86,368)         (16,857)
            Add amounts deferred in prior period.....     327,101       23,871               --
                                                       ----------     --------          -------
            Reported revenues........................  $1,353,234     $169,050          $15,039
                                                       ==========     ========          =======

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

       In addition to its public website, the Company enters into agreements with various strategic partners to provide customized versions of its website as value-added relocation enhancements to the partners' websites. Under certain of these agreements, the Company has received development fees and/or has agreed to share revenues with the partners based on revenues derived from the custom applications. During the year ended December 31, 1999, the Company incurred an expense aggregating $93,814 in connection with such arrangements.

    (I) RESEARCH AND DEVELOPMENT EXPENSES

       The Company incurs research and development costs relating to its website. All research and development costs are expensed as incurred.

    (J) COSTS OF SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE

       Internal use software development costs are accounted for in accordance with SOP 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. Costs incurred in the preliminary project stage are expensed as incurred and costs incurred in the application and development stage, which meet the capitalization criteria, are capitalized and amortized on a straight-line basis over the estimated useful life of the asset. To date, no costs have been capitalized.

    (K) STOCK-BASED COMPENSATION

       The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS 123). Under SFAS 123 companies may elect to account for stock-based compensation arrangements under the fair value method of accounting or under Accounting Principles Board Opinion No. 25 (APB 25) intrinsic value method with pro forma disclosures of net loss computed as if the fair value method had been applied. The Company has elected under SFAS 123 to apply the intrinsic value method for stock-based compensation plans for employees with the annual pro forma disclosures. Stock-based compensation plans for non-employees are accounted for using the fair value method. As of December 31, 1999, a total of 553,750 stock options were outstanding. The per share weighted average fair value of stock options granted during 1999 was $0.31 on the date of grant using the minimum value option pricing model with the following weighted average assumptions:

                                                      YEARS ENDED DECEMBER 31,      OCTOBER 1, 1997
                                                      -------------------------   (INCEPTION) THROUGH
                                                         1999          1998        DECEMBER 31, 1997
                                                      -----------   -----------   -------------------
            Risk free interest rate.................    6.1%          5.5%             5.5     %
            Expected dividend yield.................     --            --              --
            Expected life...........................   7 years       7 years         7 years

       The total value of options granted during 1999 and 1998 will be amortized on a pro forma basis over the vesting period of the options. Options generally vest equally over three years. If the Company had accounted for its stock option grants in accordance with SFAS 123, the Company's

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

       net loss and net loss per share would have increased as reflected in the following pro forma amounts:

                                                      YEARS ENDED DECEMBER 31,     OCTOBER 1, 1997
                                                      ------------------------   (INCEPTION) THROUGH
                                                         1999          1998       DECEMBER 31, 1997
                                                      -----------   ----------   -------------------
            Net loss:
              As reported...........................  $(2,922,571)  $(479,935)         $(34,248)
              Pro forma.............................   (3,096,415)   (482,331)          (34,248)
            Basic and diluted net loss per share:
              As reported...........................        (0.59)      (0.14)            (0.01)
              Pro forma.............................        (0.63)      (0.14)            (0.01)

       The above determination of the pro forma expense has been calculated consistent with SFAS 123 which does not take into consideration the effects that limitations on exercisability and transferability imposed by the Company's stock option plan may have on stock option values.

    (L) USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (M) NET LOSS PER SHARE

       Basic earnings per share (EPS) and diluted EPS are computed using the methods prescribed by Statement of Financial Accounting Standards
       No. 128 (SFAS 128). Under SFAS 128, basic EPS is calculated using the weighted average number of common shares outstanding for the period. The computation of diluted EPS includes the effects of stock options, warrants and convertible preferred stock, if such effect is dilutive. For the periods presented, the Company has been in a loss position and, accordingly, there is no difference between basic EPS and diluted EPS since the common stock equivalents under the "if-converted" method would be antidilutive. For 1999, stock options issued and outstanding for the purchase of 553,750 shares of common stock and 1,905,600 shares of common stock equivalents on an as-converted basis for preferred stock have been excluded from EPS calculations for the year ended December 31, 1999. For 1999, the warrant to purchase 7,500 shares of preferred stock has been excluded from the EPS calculation because the effect would be anti-dilutive. For 1998, stock options issued and outstanding for the purchase of 75,750 shares of common stock have been excluded from EPS calculations for the year ended December 31, 1998. There were no stock options issued and outstanding in the period ended December 31, 1997.

    (N) COMPREHENSIVE INCOME

       Effective January 1, 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME. The objective of SFAS No. 130 is to report all changes in equity that result from transactions and economic events other than transactions with owners. For the years ended December 31, 1999 and 1998 and the period October 1, 1997 (inception) through December 31, 1997, there were no differences between net loss and comprehensive loss.

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

    (O) SEGMENT REPORTING

       The Company considers that all of its operations are included in one business segment.

    (P) FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amounts of cash and cash equivalents, securities held to maturity, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term nature of these instruments. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument when available. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    (Q) ADVERTISING COSTS

       The Company's policy is to expense advertising costs as incurred. Total advertising expenses were approximately $327,000, $18,000 and $1,000 for the years ended December 31, 1999 and 1998 and for the period October 1, 1997 (inception) through December 31, 1997.

    (R) RECENT ACCOUNTING PRONOUNCEMENTS

       In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company currently holds no derivative financial instruments and does not currently engage in hedging activities, adoption of SFAS No. 133 is expected to have no material impact on the Company's financial condition or results of operations. In June 1999, the FASB issued Statement No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES AND DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133. Statement No. 137 defers the effective date of Statement No. 133 for one year. Statement No. 133 is now effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

(3) INCOME TAXES

    Due to the Company's pre-tax losses in the periods since inception, there has been no provision for federal and state income taxes. The reconciliation of the statutory federal income tax rate to the Company's effective income tax rate is as follows:

                                      YEARS ENDED DECEMBER 31,      OCTOBER 1, 1997
                                      -------------------------   (INCEPTION) THROUGH
                                         1999          1998        DECEMBER 31, 1997
                                      -----------   -----------   -------------------
Federal statutory rate..............     (34.0)%       (34.0)%             --%
State income taxes, net of federal
  benefit...........................      (4.4)         (4.4)              --
Changes in valuation allowance......      38.4         39.80               --
Other...............................        --         (1.40)              --
                                         -----         -----              ---
                                            --%           --%              --%
                                         =====         =====              ===

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

    Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates for the years in which the taxes are expected to be paid. The tax effects of significant items comprising the Company's net deferred tax assets are as follows at December 31:

                                                          1999         1998
                                                       -----------   ---------
Deferred tax assets:
  Net operating loss carryforwards...................  $ 1,101,000   $ 151,000
  Accrued interest...................................       84,000          --
  Accrued expenses...................................       81,000          --
  Allowance for doubtful accounts....................       16,000          --
  Other..............................................           --      22,000
                                                       -----------   ---------
                                                         1,282,000     173,000
  Less valuation allowance...........................   (1,282,000)   (173,000)
                                                       -----------   ---------
    Net deferred tax assets..........................  $        --   $      --
                                                       ===========   =========

    The net change in the total valuation allowance for the years ended December 31, 1999 and 1998 and for the period October 1, 1997 (inception) through December 31, 1997 were increases of $1,109,000, $173,000 and $-0-, respectively.

    As of December 31, 1999 and 1998, the Company has net operating loss carryforwards of approximately $2,871,000 and $395,000, respectively, to offset against future income for federal and state tax purposes. These carryforwards expire through 2019. A provision of the Internal Revenue Code requires the utilization of net operating losses be limited when there is a change of more than 50% in ownership of the Company. The Company is not subject to any such limitations as of December 31, 1999.

(4) 401(K) RETIREMENT BENEFIT PLAN

    Effective January 1, 1999, the Company adopted a 401(k) retirement benefit plan for its employees. All employees, subject to certain age and length of service requirements, are eligible to participate. The plan permits certain voluntary employee contributions to be excluded from the employees' current taxable income under provisions of the Internal Revenue Code Section 401(k) and regulations thereunder. The plan permits voluntary Company matches of employee contributions and discretionary profit sharing contributions to all employees. The Company does not currently match employee contributions or make discretionary profit sharing contributions.

(5) SHAREHOLDERS' EQUITY

    (A) PREFERRED STOCK

       The Company has authorized 10 million shares of preferred stock to be issued from time to time with such designations and preferences and other special rights and qualifications, limitations and restrictions thereon, as permitted by law and as fixed from time to time by resolution of the Board of Directors. On November 2, 1999, the Board of Directors authorized the issuance of up to 320,000 shares of Series A convertible preferred stock.

       SERIES A CONVERTIBLE PREFERRED STOCK. Series A preferred stock accumulates dividends at 8% per annum before any dividends to common shareholders, only if and as declared by the Board of

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

       Directors. In the event of any sale, merger, consolidation of the Company in a transaction in which the shareholders immediately prior to the transaction are no longer majority owners of the surviving company or in the event of any voluntary or involuntary liquidation of the Company, the Series A shareholders are entitled to receive up to two times the original issue price of the Series A shares plus accrued dividends before any distributions are made to other classes of stock, including common stock, not having the same or greater preference upon liquidation.

       Subject to certain adjustments, each original share of Series A preferred stock may be converted at the holder's election into 10 shares of common stock at any time and must be converted upon the occurrence of the earlier of (i) the Company's underwritten sale of common stock pursuant to a registration under the Securities Act of 1933, as amended, in which the Company is valued at not less than $50 million at the time of the public offering and the Company receives proceeds before expenses of at least $10 million, or (ii) upon conversion of the majority of the originally issued and outstanding shares of the Series A preferred stock. So long as any shares of Series A preferred stock remain outstanding, a majority of the Series A shareholders must consent to the following actions by the Company: the sale of all or substantially all of the assets of the Company; the merger, consolidation, reorganization or recapitalization of the Company; any transaction or series of related transactions in which the shareholders immediately prior to the transactions no longer own a majority interest in the Company after the transactions; redemption, purchase or acquisition for value of any common stock of the Company; amendment of the Company's Articles of Incorporation if such amendment would change the rights, preferences or limitations of the Series A preferred shareholders.

       The conversion ratio of Series A preferred stock is subject to adjustment with certain exceptions in the event that subsequent issuances of stock are less than the $3.15 initial conversion price per share. The Series A shareholders have the right to elect one member of the Board of Directors and in all other matters have one vote for each share of common stock into which such Series A preferred shares are at that time convertible. In connection with the Series A issuance, certain of the shareholders received Board of Directors observer rights. On November 18, 1999, the Company issued 190,580 Series A preferred shares in exchange for proceeds totaling $6 million.

       SERIES A PREFERRED STOCK WARRANT. On October 7, 1999, prior to the closing of the Series A preferred stock transaction, one of the investors provided the Company with $500,000 of bridge financing which along with accrued interest of $3,150 was converted at closing into Series A preferred stock. In connection with this bridge financing, this investor was granted a warrant to purchase up to 7,500 Series A preferred shares at $25.00 per share for a period of 10 years. No shares have been exercised as of December 31, 1999. In accordance with Emerging Issues Task Force (EITF) Consensus on Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED IN CONJUNCTION WITH SELLING, GOODS OR SERVICES, the fair market value of the warrant is considered interest expense for the period in which the bridge financing was outstanding. Accordingly, for the year ended December 31, 1999, the Company has recorded non-cash interest expense of $219,000 in the accompanying financial statements.

    (B) COMMON STOCK

       Holders of common stock are entitled to one vote for each share of record held on all matters to be voted on by shareholders. No shares have been subject to assessment, and there are no preemptive or conversion rights and no provision for redemption, purchase or cancellation,

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

       surrender or sinking or purchase funds. Holders of common stock are not entitled to cumulate their shares in the election of directors.

       On June 15, 1998, the Company was formed for the purpose of acquiring all of the assets and liabilities of Taow Internet Services, LLC, in a tax-free transfer of assets and liabilities in exchange for 3.0 million shares of the Company's common stock. At the time of the transfer, of the total 3.0 million shares issued, senior management of the Company indirectly owned 2.31 million shares and the corporation which developed the website indirectly owned 600,000 shares. In June, July, August and November 1998, the Company issued 1.0 million shares of its common stock in exchange for proceeds of $500,000 from a group of outside investors. One of the outside investors became a director of the Company in August 1998.

       In January and February 1999, the Company issued 920,002 shares of its common stock in exchange for proceeds of $1.38 million.

    (C) STOCK OPTIONS

       Options may be granted to directors, officers and employees of the Company by the Board of Directors under terms of the Company's 1998 Stock Incentive Plan (the Plan), which was adopted by the Board of Directors and approved by the shareholders on June 15, 1998. Under the terms of the Plan, eligible employees may receive statutory and nonstatutory stock options, stock bonuses and stock appreciation rights for purchase of shares of the Company's common stock at prices, vesting, exercisability and such other terms as determined by a committee of the Board.

       Stock option activity is summarized as follows:

                                                                 WEIGHTED AVERAGE
                                                       SHARES     EXERCISE PRICE
                                                      --------   ----------------
Balances, October 1, 1997...........................       --         $  --
Options granted.....................................       --            --
Options exercised...................................       --            --
Options canceled or expired.........................       --            --
                                                      -------         -----
Balances, December 31, 1997.........................       --            --
Options granted.....................................   75,750           .85
Options exercised...................................       --            --
Options canceled or expired.........................       --            --
                                                      -------         -----
Balances, December 31, 1998.........................   75,750           .85
Options granted.....................................  551,000          2.41
Options exercised...................................  (43,000)         2.50
Options canceled or expired.........................  (30,000)         2.07
                                                      -------         -----
Balances, December 31, 1999.........................  553,750         $2.21
                                                      =======         =====

       The following table sets forth as of December 31, 1999, the number of shares outstanding, exercise price, weighted average remaining contractual life, weighted average exercise price,

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

       number of exercisable shares and weighted average exercise price of exercisable options by groups of similar price and grant date:

                      OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
---------------------------------------------------------------   ------------------------
                                          WEIGHTED                   NUMBER
                         OUTSTANDING      AVERAGE      WEIGHTED    EXERCISABLE    WEIGHTED
                          SHARES AT      REMAINING     AVERAGE        AS OF       AVERAGE
      EXERCISE          DECEMBER 31,    CONTRACTUAL    EXERCISE   DECEMBER 31,    EXERCISE
        PRICE               1999        LIFE (YEARS)    PRICE         1999         PRICE
---------------------   -------------   ------------   --------   -------------   --------
0.50.$..........            34,750           5.79       $0.50         21,790       $0.50
1.25...........             35,000           9.00        1.25             --          --
1.50...........             45,500           6.23        1.50             --          --
2.50...........            438,500           9.38        2.50             --          --
                           -------                                    ------
0.50-$2.50......           553,750           8.87       $2.21         21,790       $0.50
                           =======                                    ======

    (D) VOTING AGREEMENT

       In September and November 1999, the limited liability companies through which the founders of the Company held their original shares of common stock were dissolved. As part of the dissolution, the former limited liability company members executed voting agreements under which the voting rights for their shares would be restricted and would be voted at the direction of Dean Kyriakos and Scott Taylor. Under these agreements, the voting rights of an aggregate of 3 million shares of common stock remain under the joint control of Messrs. Kyriakos and Taylor until the earlier of the sale of the company or six months following an initial public offering of stock.

    (E) INVESTOR RIGHTS, REPURCHASE AND CO-SALE AGREEMENTS

       In connection with the issuance of the Series A preferred stock, the Company, the Series A investors, Dean Kyriakos and Scott Taylor entered into a series of agreements the effect of which was to grant certain rights to the Series A investors, place limitations on the sale and transfer of Messrs. Kyriakos and Taylor's already issued shares and in certain circumstances cause Messrs. Kyriakos and Taylor to be required to re-sell their shares to the Company based on prices specified in the agreements. Mr. Kyriakos is chief executive officer and Mr. Taylor is president of the Company.

       SERIES A INVESTORS RIGHTS AGREEMENT. Under this agreement, on the earlier of September 30, 2001 or six months following an initial public offering of stock, the holders of 50% of Series A preferred stock may demand an underwritten public offering of their shares subject to certain limitations. They may also require that the Company register their shares with the Securities and Exchange Commission on Form S-3, also subject to certain limitations. The Company has agreed to pay the expenses of and to indemnify the Series A shareholders in connection with these registrations of shares. In consideration for these rights the Series A shareholders have agreed to various lock-up provisions after a public offering of stock provided that similar provisions apply to the officers and directors of the Company. The parties have also agreed that while the Company is privately held the Board of Directors will consist of five individuals and that nominees for director positions will be made by certain specified groups. Until the closing of a qualified public offering, as defined in the agreement, the Series A preferred shareholders have the right to participate in subsequent financings up to 40% of such financings.

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

       CO-SALE AGREEMENT. Except for certain permitted transfers as defined in the agreement, if Messrs. Kyriakos or Taylor propose to sell or transfer their stock in the Company, under this agreement the holders of the Series A preferred stock have the right to participate in any such proposed sale on a pro rata basis.

       REPURCHASE AGREEMENTS. At the closing of the Series A preferred stock offering, Messrs. Kyriakos and Taylor each held 584,135 common shares of the Company which are subject to separate repurchase agreements. Under the agreements, each of these individuals is required to sell certain of his shares to the Company upon the occurrence of certain events as defined in the agreement. The number of shares which are required to be resold decreases at the rate of 1/36th per month beginning in December 1999 until there are no longer any shares subject to the agreement. Generally, if either of these individuals is terminated for cause, at the Company's election, the specified number of shares must be resold to the Company at $.50 per share. In addition, if either voluntarily terminates his employment with the Company, then the Company may elect to repurchase the specified number of shares at the then fair market value as determined in good faith by the Board of Directors. The repurchase right immediately terminates if (i) the individual's employment with the Company is involuntarily terminated without cause,
       (ii) upon the sale of the Company or substantially all of its assets,
       (iii) upon the merger or consolidation with another company in which the Company's shareholders no longer own a majority interest, or (iv) upon the completion of an underwritten public offering in which the Company is valued at not less than $50 million and the Company receives gross proceeds of at least $10 million.

(6) COMMITMENTS

    (A) OPERATING LEASES

       The Company has operating leases for its administrative and sales facilities and also leases office equipment under operating leases for periods up to five years. At December 31, 1999, future minimum payments under noncancelable operating leases with terms in excess of one year are as follows (see note 8):

                                                        FACILITIES   EQUIPMENT
                                                        ----------   ---------
Year ending December 31:
  2000................................................  $  364,063   $  6,889
  2001................................................     373,523      4,534
  2002................................................     326,015      2,448
  2003................................................     206,924      2,448
  2004................................................      88,605        816
                                                        ----------   --------
                                                        $1,359,130   $ 17,135
                                                        ==========   ========

       Rent expense was approximately $129,000, $35,000 and $3,300 for the years ended December 31, 1999 and 1998 and the period October 1, 1997 (inception) through December 31, 1997, respectively.

                          VIRTUAL RELOCATION.COM, INC.

                           DECEMBER 31, 1999 AND 1998

    (B) AGREEMENT

       On December 31, 1998, and as subsequently amended, the Company entered into an agreement with EPIC Relocation, LLC (EPIC), for exclusive online rights to EPIC's Community Profiles information. Under the agreement, the companies share revenues received from the Community Profiles product in the ratio of 60% to the Company and 40% to EPIC for a period of three years, commencing in January 1999. In addition, the Company agreed to make minimum revenue sharing payments to EPIC in the amounts per month of $5,000 from July to September, $7,500 from October to December 1999, and $10,000 thereafter until expiration in December 2001. The Company further agreed to issue 40,000 shares of the Company's common stock on January 4, 1999 to EPIC, deliverable on or before December 31, 1999, subject to EPIC's satisfactory performance under the agreement. The Company further agreed, upon EPIC's election, to issue an additional 160,000 shares of its common stock to EPIC plus share 10% of Community Profiles revenues with no minimum monthly payments for the remaining term of the original agreement in exchange for all of the assets of the Community Profiles business, free of any liabilities, liens or encumbrances and termination of the original revenue sharing arrangement. EPIC must make this election on or before March 31, 2000.

    (C) LITIGATION

       The Company from time to time is involved in various claims and legal actions arising from the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(7) COMPETITION AND RISK OF TECHNOLOGICAL CHANGE

    The Company's business strategy is based on expanding its user base, selling advertising and other electronic commerce products, and continuously refining and developing its website to maintain user appeal and technological competitiveness. In the extremely competitive environment in which the Company operates, such traffic expansion, marketing and development processes are uncertain and complex, requiring accurate prediction of user and advertiser trends as well as successful management of various technological projects and prediction of future Internet business and technology developments. The Company's future success will be dependent on its ability to predict and manage these changes. Failure to do so could have long-term, adverse impacts on the Company's growth and results of operations.

(8) SUBSEQUENT EVENTS

    LEASES OF FACILITIES. Subsequent to year-end, the Company entered into leases for office facilities in Washington, DC, and Los Angeles, California. The lease in Washington, DC, is for 2,224 sq. ft. of full service office space at the rate of $5,683 per month commencing February 2000 and ending October 30, 2001. The lease in Los Angeles is for 3,718 sq. ft. of full service office space for a term of three years commencing March 2000. The rent is $9,667 per month for the first year, up to $9,779 per month for the second year and up to $9,891 per month for the third year of the lease.

    PURCHASE OF THIRD PARTY WEBSITE. In January 2000, the Company signed a letter of intent to purchase all of the assets of a third party website in exchange for 50,000 shares of the Company's common stock. The Company is in the process of preparing final agreements for signing and expects to close the transaction in March 2000. As part of the transaction, the key principal of the business has agreed to provide consulting services for up to three years after the sale closes in exchange for fees of $3,000 per month and the grant of options to purchase 12,000 shares of the Company's common stock, vesting over three years.

                                 SIMPATIX INC.

                                 BALANCE SHEETS

                                                                   MARCH 31,       DECEMBER 31,
                                                                     2000              1999
                                                                  -----------      -------------
                                                                  (UNAUDITED)
                           ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................      $   258,709       $    11,896
  Accounts receivable, net of allowance for doubtful
    accounts of $13,803 in 1999 and 2000....................           47,395            37,656
                                                                  -----------       -----------
      Total Current Assets..................................          306,104            49,552
PROPERTY AND EQUIPMENT, Net.................................           77,925            74,775
OTHER ASSETS
  Security deposits.........................................            6,048             6,048
                                                                  -----------       -----------
      TOTAL ASSETS..........................................      $   390,077       $   130,375
                                                                  ===========       ===========
          LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
  Accounts payable..........................................      $    96,149       $    77,397
  Accounts payable, related party...........................           20,743            21,744
  Accrued vacation expense..................................           21,721            22,238
  Deposits payable..........................................               --            22,500
  Current portion of long-term debt.........................           18,600            18,320
                                                                  -----------       -----------
      Total Current Liabilities.............................          157,213           162,199
                                                                  -----------       -----------
OTHER LIABILITIES
  Accrued salaries expense..................................          621,667           588,333
  Long term debt, net of current............................            9,732            14,489
                                                                  -----------       -----------
      Total Other Liabilities...............................          631,399           602,822
                                                                  -----------       -----------
      TOTAL LIABILITIES.....................................          788,612           765,021
                                                                  -----------       -----------
COMMITMENTS

STOCKHOLDERS' DEFICIENCY
  Convertible Series A preferred stock, $.0001 par value,
    1,000,000 shares authorized, issued and outstanding
    (liquidation preference $100,000).......................          100,000           100,000
  Convertible Series B preferred stock, $.0001 par value,
    4,120,880 shares authorized, 2,307,704 issued and
    outstanding (liquidation preference $420,000)...........          420,000           420,000
  Convertible Series C preferred stock, $.0001 par value,
    1,949,320 shares authorized, 677,382 issued and
    outstanding (liquidation preference $347,500)...........          347,500
  Common stock, $.0001 par value, 17,070,200 shares
    authorized 9,000,000 issued and outstanding.............              900               900
  Deferred compensation.....................................         (101,589)         (113,516)
  Additional paid in capital................................          194,645           194,645
  Accumulated deficit.......................................       (1,359,991)       (1,236,675)
                                                                  -----------       -----------
      TOTAL STOCKHOLDERS' DEFICIENCY........................         (398,535)         (634,646)
                                                                  -----------       -----------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY........      $   390,077       $   130,375
                                                                  ===========       ===========

                See notes to accompanying financial statements.

                                 SIMPATIX INC.

                            STATEMENT OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                  (UNAUDITED)

                                                                2000        1999
                                                              ---------   ---------
OPERATING REVENUE...........................................  $ 118,657   $      --
COST OF SALES...............................................      7,188      10,896
                                                              ---------   ---------
    GROSS PROFIT (LOSS).....................................    111,469     (10,896)
GENERAL AND ADMINISTRATIVE EXPENSES.........................    233,849     145,602
                                                              ---------   ---------
    OPERATING LOSS..........................................   (122,380)   (156,498)
                                                              ---------   ---------
OTHER INCOME AND (EXPENSES)
  Interest income...........................................        716       3,810
  Interest expense..........................................       (972)       (741)
                                                              ---------   ---------
    TOTAL OTHER INCOME (EXPENSE)............................       (256)      3,069
                                                              ---------   ---------
    NET LOSS BEFORE INCOME TAXES............................   (122,636)   (153,429)
INCOME TAXES................................................        680         680
                                                              ---------   ---------
    NET LOSS................................................  $(123,316)  $(154,109)
                                                              =========   =========

                                 SIMPATIX INC.
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

                                    CONVERTIBLE
                                  PREFERRED STOCK          COMMON STOCK                      ADDITIONAL
                                --------------------   --------------------     DEFERRED      PAID-IN     ACCUMULATED
                                 SHARES      AMOUNT     SHARES      AMOUNT    COMPENSATION    CAPITAL       DEFICIT       TOTAL
                                ---------   --------   ---------   --------   ------------   ----------   -----------   ---------
BALANCE--DECEMBER 31, 1999....  3,307,704   $520,000   9,000,000     $900       $(113,516)    $194,645    $(1,236,675)  $(634,646)
Issuance of preferred stock,
  Series C....................    677,382    347,500          --       --              --           --             --     347,500
Amortization of deferred
  compensation................         --         --          --       --          11,927           --             --      11,927
Net loss (unaudited)..........         --         --          --       --              --           --       (123,316)   (123,316)
                                ---------   --------   ---------     ----       ---------     --------    -----------   ---------
BALANCE--MARCH 31, 2000
  (UNAUDITED).................  3,985,086   $867,500   9,000,000     $900       $(101,589)    $194,645    $(1,359,991)  $(398,535)
                                =========   ========   =========     ====       =========     ========    ===========   =========

                See notes to accompanying financial statements.

                                 SIMPATIX INC.

                            STATEMENT OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                                  (UNAUDITED)

                                                                2000        1999
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(123,316)  $(154,109)
                                                              ---------   ---------
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................  $   4,973   $   4,747
    Stock based compensation................................     11,927       4,259
    (Increase) decrease in accounts receivable..............     (9,739)      4,725
    Increase in accounts payable............................     17,750      33,388
    Decrease in accrued vacation expense....................       (517)         --
    Decrease in deposits payable............................    (22,500)         --
    Increase in accrued salaries expense....................     33,334      36,666
                                                              ---------   ---------
      TOTAL ADJUSTMENTS.....................................     35,228      83,785
                                                              ---------   ---------
      NET CASH USED IN OPERATING ACTIVITIES.................    (88,088)    (70,324)
                                                              ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Decrease in investments.................................         --     190,000
    Purchases of property and equipment.....................     (8,123)     (5,576)
                                                              ---------   ---------
      NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES...     (8,123)    184,424
                                                              ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of convertible preferred stock.....    347,500          --
  Decrease in stock subscription receivable.................         --      30,000
  Payments on long term debt................................     (4,476)     (4,212)
                                                              ---------   ---------
      NET CASH PROVIDED BY FINANCING ACTIVITIES.............    343,024      25,788
                                                              ---------   ---------
      NET INCREASE IN CASH..................................    246,813     139,888

CASH AND CASH EQUIVALENTS--Beginning........................     11,896     117,845
                                                              ---------   ---------

CASH AND CASH EQUIVALENTS--Ending...........................  $ 258,709   $ 257,733
                                                              =========   =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the periods for:                             2000        1999
                                                              ---------   ---------
    Interest................................................  $     972   $     741
    Income taxes............................................  $     680   $     680
  Non-cash investing and financing activities:
    Issuance of stock options for compensation and
      consulting expense....................................  $      --   $     938

          See accompanying notes to accompanying financial statements.

                                 SIMPATIX INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

    Simpatix Inc. (the "Company") was incorporated on March 26, 1997 in the State of Delaware under the name Simpatico Group, Inc. The Company changed its name on November 23, 1998 to Simpatix Inc. The Company is an application service provider for the human resources and recruiting industry. The Company commenced operations in February 1999 and, from date of incorporation to that date, was considered a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7.

BASIS OF PRESENTATION

    The interim financial statements included herein have been prepared by the Company, without audit, in accordance with generally accepted accounting principles. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission for interim financial statements.

    These statements reflect all adjustments, consisting of normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these financial statements be read in conjunction with the financial statements and notes for the years ended December 31, 1999, 1998 and 1997, included herein. The Company follows the same accounting policies in preparation of interim reports.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

DEPRECIATION

    Depreciation is provided for using the straight-line method over the estimated useful lives of the related assets.

INCOME TAXES

    The provision for income taxes is based on income recognized for financial statement purposes and includes the effects of temporary differences between such income and that recognized for tax return purposes.

ADVERTISING COSTS

    Advertising costs are expensed as incurred. Advertising costs were $18,500 and $--for the three months ended March 31, 2000 and 1999, respectively.

                                 SIMPATIX INC.

                         NOTES TO FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK OPTIONS

    In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation" was issued. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS
No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income would have been had the Company adopted the new fair value method. The Company intends to continue to account for its stock-based compensation in accordance with the provisions of APB 25.

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2--PROPERTY AND EQUIPMENT

    Property and equipment at March 31, 2000 consists of the following:

                                                                      ESTIMATED
                                                                       USEFUL
                                                             2000       LIVES
                                                           --------   ---------
Furniture and fixtures...................................  $ 2,069    5 years
Computer software........................................    2,200    5 years
Computer equipment.......................................  100,326    5 years
Office Equipment.........................................    5,798    5 years
                                                           -------     -------
                                                           110,393
Less: accumulated depreciation...........................   32,468
                                                           -------     -------
    Property and Equipment, net..........................  $77,925
                                                           =======     =======

Depreciation expense for the periods ended March 31, 2000 and 1999 was $4,973 and $4,747, respectively.

                                 SIMPATIX INC.

                         NOTES TO FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

NOTE 3--LONG TERM DEBT

    At March 31, 2000, long-term debt consists of the following:

                                                                2000
                                                              --------
Note payable due in monthly installments of $1,651 including interest of 6% through September 2001, collateralized by
  the underlying equipment..................................  $28,332
Less: Current Maturities:...................................   18,600
                                                              -------
    Total...................................................  $ 9,732
                                                              =======

    Maturities of long-term debt are as follows:

FOR THE PERIODS ENDING
MARCH 31,                                                       AMOUNT
----------------------                                         ---------
      2000..................................................    $18,600
      2001..................................................      9,732
                                                                -------
        Total...............................................    $28,332
                                                                =======

NOTE 4--STOCKHOLDERS' EQUITY

COMMON STOCK

    On March 7, 2000, the Company amended its certificate of incorporation to increase the number of authorized shares of common stock to 17,070,200 for the conversion of Series C Preferred Stock to common stock.

    As of March 31, 2000, no stock options were exercised, and none of the shares of Series A, B, or C Preferred Stock were converted to common stock.

PREFERRED STOCK

    On March 7, 2000, the Company amended its certificate of incorporation to authorize 1,949,320 shares of convertible, $.0001 par value Series C preferred stock (the "Series C Preferred Stock"). The Company sold an aggregate of 677,382 shares of this stock at a price of $.513 per share. The total proceeds relating to this sale were $347,500.

    The holders of the Series C Preferred Stock shall be entitled to receive non-cumulative dividends at the rate of $.015 per annum, per share, out of any funds legally available therefore. The holders may also at any time convert the Series C Preferred Stock to shares of the Company's $0.0001 par value common stock. There is a liquidation preference in the amount of $347,500.

STOCK-BASED COMPENSATION

    From March 1998 through July 1999, the Company issued incentive and nonqualified options to purchase 1,343,359 shares of the Company's common stock to employees and consultants. The options have exercise prices ranging from $0.01 to $0.0182 per share, and vesting periods range from grant date to three years. These options all expire ten years from grant date.

                                 SIMPATIX INC.

                         NOTES TO FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

NOTE 4--STOCKHOLDERS' EQUITY (CONTINUED)
    Activity in stock options is summarized as follows:

                                             WEIGHTED        SHARES        WEIGHTED
                                             AVERAGE       SUBJECT TO      AVERAGE
                                          EXERCISE PRICE     OPTION     REMAINING LIFE
                                          --------------   ----------   --------------
January 1, 2000.........................      $.01710      1,343,359    9.2 years
Options granted.........................           --             --    8.9 years
Options exercised.......................           --             --    8.9 years
                                              -------      ---------
March 31, 2000..........................      $.01710      1,343,359    8.9 years

    In October 1995, the Financial Accounting Standards Board issued SFAS
No. 123, "Accounting for Stock-Based Compensation", which the Company has adopted in fiscal 1998. The Company chose to continuously use APB 25 to account for its employee stock options with proforma disclosure of net income and earnings per share as if such method had been used to account for stock-based costs as described in SFAS No. 123. The proforma compensation cost before income taxes for March 31, 2000 was $12,489. For the three months ended March 31, 2000, the company recognized compensation expense of $11,927. The Company's net loss using these proforma compensation costs for the three months ended March 31, 2000 would have been:

Net loss, as reported.......................................  $(123,316)
Net Loss, pro forma.........................................  $(123,878)

NOTE 5--INCOME TAXES

    The provision for income taxes for the periods ended March 31, 2000 and 1999 consists of the following:

                                                                2000       1999
                                                              --------   --------
Federal.....................................................    $ --       $ --
State and City..............................................     680        680
                                                                ----       ----
Total.......................................................    $680       $680
                                                                ====       ====

    The Company recognizes deferred tax assets or liabilities for the future tax consequences of the events that have been recognized in their financial statements or tax returns. Such differences result primarily from net operating loss carryforwards and differences in accounting methods for book and tax. A valuation allowance is required if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management concluded that a full valuation allowance was appropriate at March 31, 2000. At March 31, 2000 net deferred tax assets were approximately $462,000, which have been fully reserved. Operating loss carryforwards, which may provide future tax benefits, approximate $647,000 at March 31, 2000, which begin to expire in 2014.

                                 SIMPATIX INC.

                         NOTES TO FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)

NOTE 6--COMMITMENTS

LEASE ARRANGEMENT AND SUBSCRIPTION AGREEMENT

    The Company subscribes to a service which provides space and technical support for their product. The subscription is for a (1) year period, expiring December 17, 2000.

    The minimum commitments for the remainder of the subscription agreement is $13,600 payable through December 17, 2000.

    For the periods ended March 31, 2000 and 1999, rent expense was $4,150 and $9,306, respectively, pursuant to a month to month lease agreement currently in effect.

NOTE 7--SUBSEQUENT EVENTS

SALE OF COMPANY

    On May 31, 2000, TMP Worldwide Inc. ("TMP"), through a wholly owned subsidiary, acquired all shares and other equity interests in the Company in exchange for $12,000,000 of TMP's common stock.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Simpatix Inc.

We have audited the accompanying balance sheets of Simpatix Inc. as of December 31, 1999, 1998 and 1997, and the related statements of operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 1999, 1998, and for the period March 26, 1997 (Inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Simpatix Inc. as of December 31, 1999, 1998 and 1997 and the results of its operations and its cash flows for the years ended December 31, 1999, 1998, and for the period March 26, 1997 (Inception) through December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Marcum & Kliegman LLP

New York, NY
April 19, 2000

                                 SIMPATIX INC.

                                 BALANCE SHEETS

                       DECEMBER 31, 1999, 1998, AND 1997

                                                               1999         1998        1997
                                                            -----------   ---------   ---------
                          ASSETS
CURRENT ASSETS
  Cash and cash equivalents...............................  $    11,896   $ 117,845   $      --
  Investments.............................................           --     190,000          --
  Accounts receivable, net of allowance for doubtful
    accounts of $13,803 in 1999...........................       37,656       4,725          --
                                                            -----------   ---------   ---------
      Total Current Assets................................       49,552     312,570          --
PROPERTY AND EQUIPMENT, Net...............................       74,775      83,429       8,919
OTHER ASSETS
  Security deposits.......................................        6,048          --          --
                                                            -----------   ---------   ---------
      TOTAL ASSETS........................................  $   130,375   $ 395,999   $   8,919
                                                            ===========   =========   =========
         LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
  Accounts payable........................................  $    77,397   $  46,424   $   4,990
  Accounts payable, related party.........................       21,744      19,423      15,270
  Accrued vacation expense................................       22,238       4,892          --
  Deposits payable........................................       22,500          --          --
  Current portion of long-term debt.......................       18,320      17,240          --
                                                            -----------   ---------   ---------
      Total Current Liabilities...........................      162,199      87,979      20,260
                                                            -----------   ---------   ---------
OTHER LIABILITIES
  Accrued salaries expense................................      588,333     440,000     200,000
  Long term debt, net of current..........................       14,489      32,809          --
                                                            -----------   ---------   ---------
      Total Other Liabilities.............................      602,822     472,809     200,000
                                                            -----------   ---------   ---------
      TOTAL LIABILITIES...................................      765,021     560,788     220,260
                                                            -----------   ---------   ---------
COMMITMENTS

STOCKHOLDERS' DEFICIENCY
  Convertible Series A preferred stock, $.0001 par value,
    1,000,000 shares authorized, issued and outstanding
    (liquidation preference $100,000).....................      100,000     100,000          --
  Convertible Series B preferred stock, $.0001 par value,
    4,120,880 shares authorized, 2,307,704 issued and
    outstanding (liquidation preference $420,000).........      420,000     420,000          --
  Common stock, $.0001 par value, 15,120,880 shares
    authorized 9,000,000 issued and outstanding...........          900         900         900
  Preferred stock subscription receivable.................           --     (30,000)         --
  Deferred compensation...................................     (113,516)    (29,803)         --
  Additional paid in capital..............................      194,645      58,730          --
  Accumulated deficit.....................................   (1,236,675)   (684,616)   (212,241)
                                                            -----------   ---------   ---------
      TOTAL STOCKHOLDERS' DEFICIENCY......................     (634,646)   (164,789)   (211,341)
                                                            -----------   ---------   ---------
      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY......  $   130,375   $ 395,999   $   8,919
                                                            ===========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                                 SIMPATIX INC.

                            STATEMENTS OF OPERATIONS

       FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND FOR THE PERIOD
              MARCH 26, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997

                                                                1999        1998        1997
                                                              ---------   ---------   ---------
OPERATING REVENUE...........................................  $  68,149   $     100   $      --
COST OF SALES...............................................     31,428       4,646          --
                                                              ---------   ---------   ---------
    GROSS PROFIT............................................     36,721      (4,546)         --
GENERAL AND ADMINISTRATIVE EXPENSES.........................    593,069     467,731     212,241
                                                              ---------   ---------   ---------
    OPERATING LOSS..........................................   (556,348)   (472,277)   (212,241)
                                                              ---------   ---------   ---------
OTHER INCOME AND (EXPENSES)
  Interest income...........................................      7,624         706          --
  Interest expense..........................................     (2,655)       (804)         --
                                                              ---------   ---------   ---------
    TOTAL OTHER INCOME (EXPENSE)............................      4,969         (98)         --
                                                              ---------   ---------   ---------
    NET LOSS BEFORE INCOME TAXES............................   (551,379)   (472,375)   (212,241)
INCOME TAXES................................................        680          --          --
                                                              ---------   ---------   ---------
    NET LOSS................................................  $(552,059)  $(472,375)  $(212,241)
                                                              =========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                                 SIMPATIX INC.
               STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

    AND FOR THE PERIOD MARCH 26, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997

                                             CONVERTIBLE
                                           PREFERRED STOCK          COMMON STOCK        PREFERRED                    ADDITIONAL
                                         --------------------   --------------------      STOCK         DEFERRED      PAID-IN
                                          SHARES      AMOUNT     SHARES      AMOUNT    SUBSCRIPTION   COMPENSATION    CAPITAL
                                         ---------   --------   ---------   --------   ------------   ------------   ----------
BALANCE, MARCH 26, 1997................         --   $     --                 $ --       $     --       $      --     $     --
Issuance of common stock...............         --         --   9,000,000      900             --              --           --
Net loss...............................         --         --          --       --             --              --           --
                                         ---------   --------   ---------     ----       --------       ---------     --------
BALANCE, DECEMBER 31, 1997.............         --         --   9,000,000      900             --              --           --
Issuance of preferred stock, Series
  A....................................  1,000,000    100,000          --       --             --              --           --
Issuance of preferred stock, Series
  B....................................  2,307,704    420,000          --       --             --              --           --
Preferred stock subscribed.............         --         --          --       --        (30,000)             --           --
Issuance of options for compensation...         --         --          --       --             --         (58,730)      58,730
Amortization of deferred
  compensation.........................         --         --          --       --             --          28,927           --
Net loss...............................         --         --          --       --             --              --           --
                                         ---------   --------   ---------     ----       --------       ---------     --------
BALANCE, DECEMBER 31, 1998.............  3,307,704    520,000   9,000,000      900        (30,000)        (29,803)      58,730
Preferred stock subscription...........         --         --          --       --         30,000              --           --
Issuance of options for compensation...         --         --          --       --             --        (135,915)     135,915
Amortization of deferred
  compensation.........................         --         --          --       --             --          52,202           --
Net loss...............................         --         --          --       --             --              --           --
                                         ---------   --------   ---------     ----       --------       ---------     --------
BALANCE--DECEMBER 31, 1999.............  3,307,704   $520,000   9,000,000     $900       $     --       $(113,516)    $194,645
                                         =========   ========   =========     ====       ========       =========     ========


                                         ACCUMULATED
                                           DEFICIT       TOTAL
                                         -----------   ---------
BALANCE, MARCH 26, 1997................  $        --   $      --
Issuance of common stock...............           --         900
Net loss...............................     (212,241)   (212,241)
                                         -----------   ---------
BALANCE, DECEMBER 31, 1997.............     (212,241)   (211,341)
Issuance of preferred stock, Series
  A....................................           --     100,000
Issuance of preferred stock, Series
  B....................................           --     420,000
Preferred stock subscribed.............           --     (30,000)
Issuance of options for compensation...           --          --
Amortization of deferred
  compensation.........................           --      28,927
Net loss...............................     (472,375)   (472,375)
                                         -----------   ---------
BALANCE, DECEMBER 31, 1998.............     (684,616)   (164,789)
Preferred stock subscription...........           --      30,000
Issuance of options for compensation...           --          --
Amortization of deferred
  compensation.........................           --      52,202
Net loss...............................     (552,059)   (552,059)
                                         -----------   ---------
BALANCE--DECEMBER 31, 1999.............  $(1,236,675)  $(634,646)
                                         ===========   =========

   The accompanying notes are an integral part of these financial statements.

                                 SIMPATIX INC.

                            STATEMENTS OF CASH FLOWS

       FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND FOR THE PERIOD

              MARCH 26, 1997 (INCEPTION) THROUGH DECEMBER 31, 1997

                                                                1999        1998        1997
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(552,059)  $(472,375)  $(212,241)
                                                              ---------   ---------   ---------
  Adjustments to reconcile net loss to net cash (used in)
    provided by operating activities:
    Depreciation and amortization...........................     19,706       6,093       1,695
    Stock based compensation................................     28,109       9,637          --
    Bad debts...............................................     13,803          --          --
    Stock issued for services...............................     24,093      19,290          --
    Increase in accounts receivable.........................    (46,734)     (4,725)         --
    Increase in security deposits...........................     (6,048)         --          --
    Increase in accounts payable............................     33,295      45,587      20,260
    Increase in accrued vacation expense....................     17,346       4,892          --
    Increase in deposits payable............................     22,500          --          --
    Increase in accrued salaries expense....................    148,333     240,000     200,000
                                                              ---------   ---------   ---------
      TOTAL ADJUSTMENTS.....................................    254,403     320,774     221,955
                                                              ---------   ---------   ---------
      NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES...   (297,656)   (151,601)      9,714
                                                              ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.......................    (11,053)    (26,405)    (10,614)
  Decrease (increase) in investments........................    190,000    (190,000)         --
                                                              ---------   ---------   ---------
      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES...    178,947    (216,405)    (10,614)
                                                              ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of convertible preferred stock.....     30,000     490,000          --
  Proceeds from issuance of common stock....................         --          --         900
  Payments on long term debt................................    (17,240)     (4,149)         --
                                                              ---------   ---------   ---------
      NET CASH PROVIDED BY FINANCING ACTIVITIES.............     12,760     485,851         900
                                                              ---------   ---------   ---------
      NET DECREASE (INCREASE) IN CASH.......................   (105,949)    117,845          --
CASH AND CASH EQUIVALENTS--Beginning........................    117,845          --          --
                                                              ---------   ---------   ---------
CASH AND CASH EQUIVALENTS--Ending...........................  $  11,896   $ 117,845   $      --
                                                              =========   =========   =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the periods for:
Interest....................................................  $   2,572   $     804   $      --
Income taxes................................................  $     680   $      --   $      --
Non-cash investing and financing activities:
Issuance of stock for stock subscription receivable.........  $      --   $  30,000   $      --
Issuance of stock options for compensation and consulting
  expense...................................................  $ 135,915   $  58,730   $      --
Purchase of computer equipment by entering into long-term
  debt agreement............................................  $      --   $  54,198   $      --

   The accompanying notes are an integral part of these financial statements.

                                 SIMPATIX INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

    Simpatix Inc. (the "Company") was incorporated on March 26, 1997 in the State of Delaware under the name Simpatico Group, Inc. The Company changed its name on November 23, 1998 to Simpatix Inc. The Company is an application service provider for the human resources and recruiting industry. The Company commenced operations in February 1999 and, from date of incorporation to that date, was considered a development stage company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

DEPRECIATION

    Depreciation is provided for using the straight-line method over the estimated useful lives of the related assets.

INCOME TAXES

    The provision for income taxes is based on income recognized for financial statement purposes and includes the effects of temporary differences between such income and that recognized for tax return purposes.

ADVERTISING COSTS

    Advertising costs are expensed as incurred. Advertising Costs were $7,275 for the year ended December 31, 1999.

STOCK OPTIONS

    In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation" was issued. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS
No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income would have been had the Company adopted the new fair value method. The Company intends to continue to account for its stock-based compensation in accordance with the provisions of APB 25.

USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                                 SIMPATIX INC.

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2--PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1999, 1998 and 1997 consists of the following:

                                                                                            ESTIMATED
                                                                                             USEFUL
                                                             1999       1998       1997       LIVES
                                                           --------   --------   --------   ---------
Furniture and fixtures...................................  $ 2,069    $ 1,172     $1,172    5 years
Computer equipment.......................................   94,404     89,177      8,574    5 years
Office Equipment.........................................    5,797        868        868    5 years
                                                           -------    -------     ------     -------
                                                           102,270     91,217     10,614
Less: accumulated depreciation...........................   27,495      7,788      1,695
                                                           -------    -------     ------
Property and Equipment, net..............................  $74,775    $83,429     $8,919
                                                           =======    =======     ======

    Depreciation expense for the periods ended December 31, 1999, 1998 and 1997 was $19,706, $6,093 and $1,695 respectively.

NOTE 3--LONG TERM DEBT

    At December 31, 1999, 1998 and 1997, long-term debt consists of the following:

                                                                1999       1998       1997
                                                              --------   --------   ---------
Note payable due in monthly installments of $1,651 including interest of 6% through September 2001, collateralized by
  the underlying equipment..................................  $32,809    $50,049    $      --
Less: Current Maturities:...................................   18,320     17,240           --
                                                              -------    -------    ---------
Total.......................................................  $14,489    $32,809    $      --
                                                              =======    =======    =========

    Maturities of long-term debt are as follows:

FOR THE YEARS ENDING
DECEMBER 31,                                                   AMOUNT
--------------------                                          --------
2000........................................................   18,320
2001........................................................   14,489
                                                              -------
      Total.................................................  $32,809
                                                              =======

NOTE 4--STOCKHOLDERS' DEFICIENCY

COMMON STOCK

    At inception, the Company authorized 10,000,000 shares of $0.0001 par value common stock and issued 9,000,000 of these share for $900.

                                 SIMPATIX INC.

NOTE 4--STOCKHOLDERS' DEFICIENCY (CONTINUED)
    On September 3, 1998, the Company amended its certificate of incorporation to increase the number of authorized shares of common stock to 11,000,000 for the conversion of Series A Preferred Stock to common stock.

    On September 13, 1998, the Company amended its certificate of incorporation to increase the number of authorized shares of common stock to 15,120,880 for the conversion of Series B Preferred Stock to common stock.

    As of December 31, 1999, no stock options were exercised, and none of the shares of Series A or B Preferred Stock were converted to common stock.

PREFERRED STOCK

    On September 3, 1998, the Company amended its certificate of incorporation to authorize 1,000,000 shares of convertible, $.0001 par value, Series A preferred stock (the "Series A Preferred Stock"). The Company sold an aggregate of 1,000,000 shares of this stock at a price of $.10 per share. The total proceeds relating to this sale was $100,000.

    The holders of the Series A Preferred Stock shall be entitled to receive non-cumulative dividends at the rate of $.015 per annum, per share, out of any funds legally available therefore. The holders may also at any time convert the Series A Preferred Stock to shares of the Company's $0.0001 par value common stock. There is a liquidation preference in the amount of $100,000.

    On September 13, 1998, the Company amended its certificate of incorporation to authorize 4,120,880 shares of convertible, $.0001 par value, Series B preferred stock (the "Series B Preferred Stock"). The Company sold an aggregate of 2,307,704 shares of this stock at a price of $.182 per share. The total proceeds relating to this sale were $420,000.

    The holders of the Series B Preferred Stock shall be entitled to receive non-cumulative dividends at the rate of $.015 per annum, per share, out of any funds legally available therefore. The holders may also at any time convert the Series B Preferred Stock to shares of the Company's $0.0001 par value common stock. There is a liquidation preference in the amount of $420,000.

STOCK-BASED COMPENSATION

    From March 1998 through July 1999, the Company issued incentive and nonqualified options to purchase 1,343,359 shares of the Company's common stock to employees and consultants. The options have exercise prices ranging from $0.01 to $0.0182 per share, and vesting periods range from grant date to three years. These options all expire ten years from grant date.

                                 SIMPATIX INC.

NOTE 4--STOCKHOLDERS' DEFICIENCY (CONTINUED)
    Activity in stock options is summarized as follows:

                                                             WEIGHTED        SHARES        WEIGHTED
                                                             AVERAGE       SUBJECT TO      AVERAGE
                                                          EXERCISE PRICE     OPTION     REMAINING LIFE
                                                          --------------   ----------   --------------
January 1, 1998.........................................      $    --             --
Options granted.........................................      $.01548        519,179    9.6 years
                                                                           ---------      ---------
December 31, 1998.......................................      $.01548        519,179    9.6 years
Options granted.........................................      $.01820        824,180    9.2 years
                                                                           ---------      ---------
December 31, 1999.......................................      $.01710      1,343,359    9.2 years
                                                                           =========      =========

    In October 1995, the Financial Accounting Standards Board issued SFAS
No. 123, "Accounting for Stock-Based Compensation", which the Company has adopted in fiscal 1998. The Company chose to continuously use APB 25 to account for its employee stock options with proforma disclosure of net income and earnings per share as if such method had been used to account for stock-based costs as described in SFAS No. 123. The proforma compensation costs before income taxes for December 31, 1999, 1998 and 1997, based on the fair value at the grant date, was $52,203, $28,927 and $--. The Company's net loss using these proforma compensation costs for the year ended December 31, 1999, 1998, and 1997 would have been:

                                                                1999        1998        1997
                                                              ---------   ---------   ---------
Net loss, as reported.......................................  $(552,059)  $(472,375)  $(212,241)
Net Loss, pro forma.........................................   (553,352)   (473,141)   (212,241)

NOTE 5--INCOME TAXES

    The provision for income taxes for the periods ended December 31, 1999, 1998 and 1997 consists of the following:

                                                                1999       1998       1997
                                                              --------   --------   --------
Federal.....................................................    $ --       $ --       $ --
State and City..............................................     680         --         --
                                                                ----       ----       ----
    Total...................................................    $680       $ --       $ --
                                                                ====       ====       ====

    The Company recognizes deferred tax assets or liabilities for the future tax consequences of the events that have been recognized in their financial statements or tax returns. Such differences result primarily from net operating loss carryforwards and differences in accounting methods for book and tax. A valuation allowance is required if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management concluded that a full valuation allowance was appropriate at December 31, 1999, 1998 and 1997. At December 31, 1999, 1998, and 1997 net deferred tax assets were approximately $359,000, $128,000 and $60,000 which have been fully reserved. Operating loss carryforwards, which may provide future tax benefits, approximate $467,000 at December 31, 1999, which begin to expire in 2014.

                                 SIMPATIX INC.

NOTE 6--COMMITMENTS

LEASE ARRANGEMENT AND SUBSCRIPTION AGREEMENT

    The Company subscribes to a service which provides space and technical support for their product. The subscription is for a (1) year period, expiring December 17, 2000.

    The Company leases office space under a (1) year noncancelable lease expiring January 31, 2000. Rent expense was $21,739 for the year ended December 31, 1999.

    The minimum commitments for the remainder of the lease and subscription agreements are $20,250 payable through December 17, 2000.

NOTE 7--SUBSEQUENT EVENTS

PREFERRED STOCK

    On March 7, 2000, the Company amended its certificate of incorporation to authorize 1,949,320 shares of convertible, $.0001 par value, Series C preferred stock (the "Series C Preferred Stock"). The Company sold an aggregate of 677,382 shares of Series C Preferred Stock at a price of $.513 per share. The total proceeds relating to this sale were $347,500.

    The holders of the Series C Preferred Stock shall be entitled to receive non-cumulative dividends at the rate of $.015 per annum, per share, out of any funds legally available therefore. The holders may also at any time convert the Series C Preferred Stock to shares of the Company's $0.0001 par value common stock. There is a liquidation preference in the amount of $347,500.

SALE OF COMPANY

    On March 24, 2000, the Company entered into a non-binding letter of intent to sell the Company. Under the terms of the agreement the acquirer will acquire all shares and other equity interests in the Company, in exchange for $12,000,000 of the acquirers common stock. The Company and the acquirer intend to enter into definitive documentation on or before May 15, 2000.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    The Unaudited Pro Forma Condensed Consolidated Financial Information reflects financial information which gives effect to the acquisition by TMP Worldwide Inc. and Subsidiaries ("TMP" or the "Company") of all of the outstanding stock of Virtual Relocation.com, Inc. ("VR") and Simpatix Inc. ("Simpatix") and the replacement of all outstanding options to buy VR and Simpatix stock with options to purchase TMP stock in exchange for the issuance of 1,100,416 shares of TMP's common stock and 98,270 options to purchase shares of TMP common stock. The mergers have been accounted for under the pooling of interests method of accounting. The share amounts and option amounts calculated using an exchange ratio of 0.1362 per share for VR and 0.0115 per share for Simpatix, respectively, were 947,916 for VR shares, 94,810 for VR options, 152,500 for Simpatix shares and 3,460 for Simpatix options based on the number outstanding as of the acquisition date. The Unaudited Pro Forma Condensed Consolidated Financial Information is derived from the unaudited consolidated condensed financial statements reported on the Company's Form 10-Q for the quarter ended March 31, 2000 with respect to the information as of March 31, 2000 and for the quarter ended March 31, 2000 and from the audited consolidated financial statements for the years ended December 31, 1999, 1998 and 1997 as reported on the Company's Form 10-K.

    The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the transactions as if it had occurred on March 31, 2000, combining the balance sheet of TMP and the balance sheets of VR and Simpatix as of March 31, 2000. The Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the transactions as if they had occurred at the beginning of the earliest period presented combining the results of TMP for the quarter ended March 31, 2000 and the years ended December 31, 1999, 1998 and 1997 with those of VR and Simpatix for the quarter ended March 31, 2000 and the years ended December 31, 1999, 1998 and the period ended December 31, 1997.

    The pro forma adjustments are based on certain assumptions that TMP's management believes are reasonable under the circumstances and do not reflect any potential cost savings. The Unaudited Pro Forma Condensed Consolidated Financial Information is not necessarily indicative of the results that would have been reported if such events had occurred on the date specified nor is it intended to project TMP's results of operations or financial position for any future period or date.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                        TMP           VIRTUAL
                                                     WORLDWIDE    RELOCATION.COM,   SIMPATIX                 PRO FORMA
                                                        INC.           INC.           INC.     ADJUSTMENTS    COMBINED
                                                     ----------   ---------------   --------   -----------   ----------
                                                        ASSETS

Current assets:
  Cash and cash equivalents........................  $  515,743       $ 3,299       $   259      $    --     $  519,301
  Securities held to maturity......................          --           500            --           --            500
  Accounts receivable, net.........................     485,550           209            47           --        485,806
  Work-in-process..................................      23,321            --            --           --         23,321
  Prepaid and other................................      79,056            25            --           --         79,081
                                                     ----------       -------       -------      -------     ----------
    Total current assets...........................   1,103,670         4,033           306           --      1,108,009
Property and equipment, net........................      83,789           543            78           --         84,410
Intangibles, net...................................     297,030           101            --                     297,131
Other assets.......................................      37,186            38           108           --         37,332
                                                     ----------       -------       -------      -------     ----------
                                                     $1,521,675       $ 4,715       $   492      $    --     $1,526,882
                                                     ==========       =======       =======      =======     ==========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.................................  $  270,620       $   358       $    96      $    --     $  271,074
  Accrued expenses and other liabilities...........     197,241           950            42           --        198,233
  Accrued integration and restructuring costs......      25,237            --            --           --         25,237
  Deferred commissions & fees......................      84,678           858            --           --         85,536
  Current portion of long term debt................       8,751            --            19                       8,770
                                                     ----------       -------       -------      -------     ----------
    Total current liabilities......................     586,527         2,166           157           --        588,850
Long term debt, less current portion...............      19,956            --            10           --         19,966
Other long-term liabilities........................      27,297            --           622           --         27,919
                                                     ----------       -------       -------      -------     ----------
    Total liabilities..............................     633,780         2,166           789           --        636,735
                                                     ----------       -------       -------      -------     ----------

Minority interests.................................          52            --            --           --             52
                                                     ----------       -------       -------      -------     ----------

Stockholders' equity:
  Common stock.....................................          87            --            --            1 (a)         88
  Class B common stock.............................           5            --            --           --              5
  Preferred stock of Virtual Relocation.com,
    Inc............................................          --         5,939            --       (5,939)(b)         --
  Common stock of Virtual Relocation.com, Inc......          --         2,230            --       (2,230)(b)         --
  Warrants of Virtual Relocation.com, Inc..........          --           219            --         (219)(b)         --
  Convertible preferred stock of Simpatix Inc......          --            --           868         (868)(b)         --
  Additional paid-in-capital.......................     965,437            --           195        9,255 (a)(b)    974,887
  Other comprehensive loss.........................     (39,084)           --            --           --        (39,084)
  Deficit..........................................     (38,602)       (5,839)       (1,360)          --        (45,801)
                                                     ----------       -------       -------      -------     ----------
    Total stockholders' equity.....................     887,843         2,549          (297)          --        889,095
                                                     ----------       -------       -------      -------     ----------
                                                     $1,521,675       $ 4,715       $   492      $    --     $1,526,882
                                                     ==========       =======       =======      =======     ==========

------------------------------

(a) Represents the par value of 1,091,688 shares of TMP stock issued in connection with the mergers, based on the number of Virtual
    Relocation.com, Inc. and Simpatix Inc. shares of common and preferred stock outstanding as of the balance sheet date multiplied by the exchange ratio of
    0.1362 and 0.0115, respectively.

(b) Value of pooled entities' common, preferred stock and warrants reclassified to additional paid-in-capital, net of the par value of newly issued TMP common stock as of the balance sheet date.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                       TMP          VIRTUAL
                                                    WORLDWIDE   RELOCATION.COM,   SIMPATIX   PRO FORMA
                                                      INC.           INC.           INC.     COMBINED
                                                    ---------   ---------------   --------   ---------
Commissions and fees..............................  $244,003        $    668       $  111    $244,782
                                                    --------        --------       ------    --------
Operating expenses:
  Salaries & related..............................   136,469           1,248          145     137,862
  Office & general................................    55,027             808           69      55,904
  Marketing & promotion...........................    28,286           1,025           19      29,330
  Merger & integration............................     8,674              --           --       8,674
  Amortization of intangibles.....................     3,351               8           --       3,359
                                                    --------        --------       ------    --------
      Total operating expenses....................   231,807           3,089          233     235,129
                                                    --------        --------       ------    --------
Operating income (loss)...........................    12,196          (2,421)        (122)      9,653
                                                    --------        --------       ------    --------
Other income (expense):
  Interest income (expense), net..................     2,794              19            0       2,813
  Other, net......................................       (87)             --           --         (87)
                                                    --------        --------       ------    --------
      Total other income (expense), net...........     2,707              19            0       2,726
                                                    --------        --------       ------    --------
Income (loss) before provision for income taxes
  and minority interests..........................    14,903          (2,402)        (122)     12,379
Provision for income taxes........................     7,598              --            1       7,599
                                                    --------        --------       ------    --------
Income (loss) before minority interests and equity
  in losses of affiliates.........................     7,305          (2,402)        (123)      4,780
Minority interests................................       (81)             --           --         (81)
                                                    --------        --------       ------    --------
Net income (loss) applicable to common and Class B
  common stockholders.............................  $  7,386        $ (2,402)      $ (123)   $  4,861
                                                    ========        ========       ======    ========
Net income per common and Class B
  common share:
    Basic.........................................  $   0.08                                 $   0.05(a)
                                                    ========                                 ========
    Diluted.......................................  $   0.08                                 $   0.05(a)
                                                    ========                                 ========
Weighted average shares outstanding:
    Basic.........................................    89,282                                   90,114(a)
                                                    ========                                 ========
    Diluted.......................................    96,882                                   98,009(a)
                                                    ========                                 ========

------------------------

(a) Gives effect to the additional shares and options issued in connection with the mergers, including the weighted average basic and diluted shares outstanding for the periods, which were 948 and 1,019 for VR and 143 and 155 for Simpatix, respectively, after giving effect to an exchange ratio of
    0.1362 and 0.0115, respectively.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                      TMP          VIRTUAL
                                                   WORLDWIDE   RELOCATION.COM,   SIMPATIX   PRO FORMA
                                                     INC.           INC.           INC.     COMBINED
                                                   ---------   ---------------   --------   ---------
Commissions and fees.............................  $765,805        $  1,353       $  37     $767,195
                                                   --------        --------       -----     --------
Operating expenses:
  Salaries & related.............................   436,255           2,291         411      438,957
  Office & general...............................   179,580             676         145      180,401
  Marketing & promotion..........................    64,874           1,134          37       66,045
  Merger & integration...........................    63,054              --          --       63,054
  Restructuring..................................     2,789              --          --        2,789
  Amortization of intangibles....................    11,430              17          --       11,447
                                                   --------        --------       -----     --------
      Total operating expenses...................   757,982           4,118         593      762,693
                                                   --------        --------       -----     --------
Operating income (loss)..........................     7,823          (2,765)       (556)       4,502
                                                   --------        --------       -----     --------

Other income (expense):
  Interest income (expense), net.................    (8,803)             64           5       (8,734)
  Other, net.....................................      (568)           (222)         --         (790)
                                                   --------        --------       -----     --------
      Total other income (expense), net..........    (9,371)           (158)          5       (9,524)
                                                   --------        --------       -----     --------
Loss before provision for income taxes, minority
  interests and equity in losses of affiliates...    (1,548)         (2,923)       (551)      (5,022)
Provision for income taxes.......................     5,450              --           1        5,451
                                                   --------        --------       -----     --------
Loss before minority interests and equity in
  losses of affiliates...........................    (6,998)         (2,923)       (552)     (10,473)
Minority interests...............................       107              --          --          107
Equity in losses of affiliates...................      (300)             --          --         (300)
                                                   --------        --------       -----     --------
Net loss applicable to common and Class B common
  stockholders...................................  $ (7,405)       $ (2,923)      $(552)    $(10,880)
                                                   ========        ========       =====     ========

Net loss per common and Class B
  common share:
    Basic........................................  $  (0.09)                                $  (0.13)(a)
                                                   ========                                 ========
    Diluted......................................  $  (0.09)                                $  (0.13)(a)
                                                   ========                                 ========
Weighted average shares outstanding:
    Basic........................................    79,836                                   80,651(a)
                                                   ========                                 ========
    Diluted......................................    79,836                                   80,651(a)
                                                   ========                                 ========

------------------------

(a) Gives effect to the additional shares and options issued in connection with the mergers, including the weighted average basic and diluted shares outstanding for the periods, which were 672 and 672 for VR and 143 and 143 for Simpatix, respectively, after giving effect to an exchange ratio of
    0.1362 and 0.0115, respectively.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                       TMP          VIRTUAL
                                                    WORLDWIDE   RELOCATION.COM,   SIMPATIX   PRO FORMA
                                                      INC.           INC.           INC.     COMBINED
                                                    ---------   ---------------   --------   ---------
Commissions and fees..............................  $657,486        $    169       $  (5)    $657,650
                                                    --------        --------       -----     --------
Operating expenses:
  Salaries & related..............................   382,689             342         257      383,288
  Office & general................................   165,538             158         210      165,906
  Marketing & promotion...........................    24,666             142           1       24,809
  Merger & integration............................    22,412              --          --       22,412
  Restructuring...................................     3,543              --          --        3,543
  Amortization of intangibles.....................    10,185              10          --       10,195
  CEO special bonus...............................     1,250              --          --        1,250
                                                    --------        --------       -----     --------
  Total operating expenses........................   610,283             652         468      611,403
                                                    --------        --------       -----     --------
  Operating income (loss).........................    47,203            (483)       (473)      46,247
                                                    --------        --------       -----     --------
Other income (expense):
  Interest income (expense), net..................    (9,828)              3          --       (9,825)
  Other, net......................................    (2,042)             --          --       (2,042)
                                                    --------        --------       -----     --------
  Total other income (expense), net...............   (11,870)              3          --      (11,867)
                                                    --------        --------       -----     --------
  Income (loss) before provision for income taxes,
    minority interests and equity in losses of
    affiliates....................................    35,333            (480)       (473)      34,380
  Provision for income taxes......................    14,367              --          --       14,367
                                                    --------        --------       -----     --------
  Income (loss) before minority interests and
    equity in losses of affiliates................    20,966            (480)       (473)      20,013
  Minority interests..............................        28              --          --           28
  Equity in losses of affiliates..................      (396)             --          --         (396)
                                                    --------        --------       -----     --------
  Net income (loss) applicable to common and Class
    B common stockholders.........................  $ 20,542        $   (480)      $(473)    $ 19,589
                                                    ========        ========       =====     ========
Net income per common and Class B common share:
  Basic...........................................  $   0.27                                 $   0.25(a)
                                                    ========                                 ========
  Diluted.........................................  $   0.26                                 $   0.25(a)
                                                    ========                                 ========
Weighted average shares outstanding:
  Basic...........................................    77,472                                   78,047(a)
                                                    ========                                 ========
  Diluted.........................................    79,278                                   79,864(a)
                                                    ========                                 ========

------------------------

(a) Gives effect to the additional shares and options issued in connection with the mergers, including the weighted average basic and diluted shares outstanding for the periods, which were 458 and 469 for VR and 117 and 117 for Simpatix, after giving effect to an exchange ratio of 0.1362 and 0.0115, respectively.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                       TMP          VIRTUAL
                                                    WORLDWIDE   RELOCATION.COM,   SIMPATIX   PRO FORMA
                                                      INC.           INC.           INC.     COMBINED
                                                    ---------   ---------------   --------   ---------
Commissions and fees..............................  $541,828        $     15       $  --     $541,843
                                                    --------        --------       -----     --------
Operating expenses:
  Salaries & related..............................   310,168              13         203      310,384
  Office & general................................   140,657              22           9      140,688
  Marketing & promotion...........................    12,167              11          --       12,178
  Amortization of intangibles.....................     6,866               3          --        6,869
  CEO special bonus...............................     1,500              --          --        1,500
                                                    --------        --------       -----     --------
  Total operating expenses........................   471,358              49         212      471,619
                                                    --------        --------       -----     --------
  Operating income (loss).........................    70,470             (34)       (212)      70,224
                                                    --------        --------       -----     --------
Other income (expense):
  Interest income (expense), net..................    (8,443)             --          --       (8,443)
  Other, net......................................       821              --          --          821
                                                    --------        --------       -----     --------
  Total other income (expense), net...............    (7,622)             --          --       (7,622)
                                                    --------        --------       -----     --------
  Income (loss) before provision for income taxes,
    minority interests and equity in losses of
    affiliates....................................    62,848             (34)       (212)      62,602
  Provision for income taxes......................    20,565              --          --       20,565
                                                    --------        --------       -----     --------
  Income (loss) before minority interests and
    equity in losses of affiliates................    42,283             (34)       (212)      42,037
  Minority interests..............................       296              --          --          296
  Equity in losses of affiliates..................       (33)             --          --          (33)
                                                    --------        --------       -----     --------
  Net income (loss)...............................    41,954             (34)       (212)      41,708
  Preferred stock dividend........................      (123)             --          --         (123)
                                                    --------        --------       -----     --------
  Net income (loss) applicable to common and Class
    B common stockholders.........................  $ 41,831        $    (34)      $(212)    $ 41,585
                                                    ========        ========       =====     ========
Net income per common and Class B common share:
  Basic...........................................  $   0.58                                 $   0.57(a)
                                                    ========                                 ========
  Diluted.........................................  $   0.57                                 $   0.56(a)
                                                    ========                                 ========
Weighted average shares outstanding:
  Basic...........................................    72,666                                   73,153(a)
                                                    ========                                 ========
  Diluted.........................................    73,908                                   74,395(a)
                                                    ========                                 ========

------------------------

(a) Gives effect to the additional shares and options issued in connection with the mergers, including the weighted average basic and diluted shares outstanding for the periods, which were 409 and 409 for VR and 78 and 78 for Simpatix, respectively, after giving effect to an exchange ratio of 0.1362 and 0.0115, respectively.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       TMP WORLDWIDE INC.
                                                       (Registrant)

                                                       By:  /s/ BART CATALANE
                                                            -----------------------------------------
                                                            Bart Catalane
                                                            CHIEF FINANCIAL OFFICER

Dated: July 21, 2000